UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 6, 2008

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 6, 2008, Radian Group Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to the Company’s Credit Agreement, dated as of December 13, 2006, as amended by that certain Limited Conditional Waiver Agreement dated April 9, 2008, and as further amended by that certain First Amendment to Credit Agreement dated as of April 30, 2008 (the “Credit Agreement”), by and among the Company, KeyBank National Association, as administrative agent and collateral agent (the “Agent”), and the Lenders referred to therein (collectively with the Agent, the “Lenders”). The Second Amendment, which will be effective upon the satisfaction of certain limited closing conditions, would provide the Company with the flexibility to transfer the equity of certain of the Company’s direct and indirect subsidiaries to the Company or to certain of its other subsidiaries. The Second Amendment also provides for a reduction in the size of the Credit Agreement facility and has certain other provisions, as more particularly described in the summary below.

Summary of the Amendment

The Second Amendment, upon effectiveness, will allow the Company to, among other things, contribute the equity interest of Radian Asset Assurance Inc., the Company’s principal financial guaranty subsidiary (“Radian Asset”), to Radian Guaranty Inc., the Company’s principal mortgage insurance subsidiary (“Radian Guaranty”), such that Radian Asset will become wholly-owned by Radian Guaranty. In exchange for this and certain other flexibility, the Company will be required, among other things, to (a) reduce the total outstanding principal amount of the revolving loans from $200 million to $150 million, (b) permanently reduce the commitment size to $150 million (with further reductions of the commitment size to $100 million to occur upon certain liquidity events), and (c) pledge the capital stock of Sherman Financial Group LLC and Enhance Financial Services Group Inc. to the Lenders within a short time frame. In addition, the Company was required to pay a fee to the Agent in connection with the Second Amendment.

This description of the Second Amendment is a summary and does not purport to be a complete description of all of the terms of the Second Amendment, and is qualified in its entirety by reference to the Second Amendment, attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above regarding the Second Amendment is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment to Credit Agreement and Consent, dated August 6, 2008, to Credit Agreement, dated December 13, 2006, as amended by that certain Limited Conditional Waiver Agreement, dated April 9, 2008, and as further amended by that certain First Amendment to Credit Agreement, dated April 30, 2008, by and among the Company and the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: August 12, 2008	By:	/s/ Terry Latimer
Terry Latimer
Senior Vice President and Treasurer

EXHIBIT INDEX

10.1	Second Amendment to Credit Agreement and Consent, dated August 6, 2008, to Credit Agreement, dated December 13, 2006, as amended by that certain Limited Conditional Waiver Agreement, dated April 9, 2008, and as further amended by that certain First Amendment to Credit Agreement, dated April 30, 2008, by and among the Company and the Lenders.